Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Delek Logistics Partners, LP

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common units representing limited partner interests	457(c)	13,565,410	$41.43	$562,014,936.30	0.00011020	$61,934.05

Total Offering Amounts					$562,014,936.30		$61,166.95

Total Fee Previously Paid							—

Total Fee Offsets							$61,166.95 (3)

Net Fee Due							$767.10

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Delek Logistics Partners, LP	Form S-3	333-248202	August 20, 2020		$61,166.95 (3)	Equity	Common units representing limited partner interests	14,000,000	N/A

Fee-Offset Sources	Delek Logistics Partners, LP	Form S-3	333-248202		August 20, 2020						$61,166.95 (3)

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional common units that become issuable by reason of any unit dividend, unit split, recapitalization or other similar transaction that results in an increase in the number of the outstanding common units of the registrant.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act on the basis of the average of the high and low sale prices of the common units on September 6, 2023, as reported on the New York Stock Exchange.

(3)

On August 20, 2020, the Registrant filed a Registration Statement on Form S-3 (File No. 333-248202) (the “Prior Registration Statement”) with the SEC and paid a registration fee of $61,166.95. The Prior Registration expired on August 20, 2023. No securities were sold under the Prior Registration Statement before it expired. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets $61,166.95 of the registration fee due under this Registration Statement against the fees previously paid in connection with the Prior Registration Statement. Accordingly, a $767.10 registration fee is being paid in connection with the filing of this Registration Statement.